Exhibit 5.1
                                                                     -----------

                           WEIL, GOTSHAL & MANGES LLP
                         A LIMITED LIABILITY PARTNERSHIP
                       INCLUDING PROFESSIONAL CORPORATIONS
                                767 FIFTH AVENUE
                               NEW YORK, NY 10153
                                  212-310-8000
                               (FAX) 212-310-8007


                                November 3, 1999



Ventiv Health, Inc.
1114 Avenue of the Americas
New York, New York  10036


Ladies and Gentlemen:

           We have acted as counsel to Ventiv Health, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of the Registration Statement of Ventiv on Form S-8 under the Securities Act of 1933 (the "Registration Statement"). Capitalized terms defined in the Registration Statement and used (but not otherwise defined) herein are used herein as so defined.

           In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction), of such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of Ventiv, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

           In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of Ventiv.

           Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the 5,631,502 shares of Common Stock, par value $0.001 per share, of Ventiv (the "Common Stock") to be issued by Ventiv as contemplated by the Registration Statement, have been duly authorized and, when issued as contemplated by the Registration Statement and in accordance with the terms of (i) the Ventiv Health, Inc. 1999 Stock Incentive Plan and (ii) certain agreements relating to the grant of shares of Common Stock to employees of Ventiv, will be validly issued, fully paid and nonassessable.

           The opinions expressed herein are limited to the corporate laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

           We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                   Very truly yours,

                                                  /s/ Weil, Gotshal & Manges LLP




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